UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2024 (June 5, 2024)

DORIAN LPG LTD.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-36437	66-0818228
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): (203) 674-9900

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LPG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On June 5, 2024, Dorian LPG Ltd. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, as representative of the several underwriters named therein (the “Underwriters”) in connection with an offering (the “Offering”) of shares of its common stock, par value $0.01 per share (the “Common Stock”). Pursuant to the Underwriting Agreement, the Company agreed to sell to the Underwriters an aggregate of 2,000,000 shares (the “Shares”) of Common Stock at a purchase price of $42.275 per share (the “Purchase Price”), which reflects a price to the public has of $44.50 per share less underwriting discounts and commissions of $2.225 per share. In connection with this offering, the Company has granted the Underwriters a 30-day option to purchase up to an additional 300,000 shares of Common Stock at a price per share equal to the Purchase Price.

The Company has registered the Offering under the Securities Act of 1933 (the “Securities Act”) as part of its registration statement on Form S-3 (No. 333-266588) filed with the U.S. and Securities Exchange Commission (“SEC”) on August 5, 2022 and became effective of August 22, 2022, and a related prospectus included in the Registration Statement, as supplemented by a preliminary prospectus supplement dated June 5, 2024 and a final prospectus supplement dated June 5, 2024.

The Company received net proceeds from the Offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company, of approximately $84.5 million. The Company intends to use the net proceeds from the Offering for general corporate purposes.

The Underwriting Agreement contains customary representations and warranties, conditions to closing, indemnification rights and obligations of the parties. The closing of the offering occurred and the delivery of the shares was made on June 7, 2024.

The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached as Exhibit 1.1 and is incorporated herein by reference.

Seward & Kissel LLP, counsel to the Company, delivered an opinion as to legality of the issuance and sale of the Common Stock in the Offering, a copy of which is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On June 5, 2024 and June 6, 2024, the Company issued press releases with respect to the launch and pricing, respectively, of the Offering. A copy of the launch press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. A copy of the pricing press release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

In accordance with General Instruction B.2 to Form 8-K, the information under this Item 7.01 and the Press Release shall be deemed to be "furnished" to the SEC and not be deemed to be "filed" with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated June 5, 2024, among Dorian LPG Ltd. and Jefferies LLC, as representative of the several underwriters named thereto
5.1	Opinion of Seward & Kissel LLP
99.1	Press Release dated June 5, 2024
99.2	Press Release dated June 6, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

June 7, 2024		DORIAN LPG LTD.
(registrant)

	By:	/s/ Theodore B. Young
Theodore B. Young
Chief Financial Officer